Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Koppers Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies in his capacity as an officer of Koppers Inc., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by Koppers and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ WALTER W. TURNER	/s/ BRIAN H. MCCURRIE
Walter W. Turner	Brian H. McCurrie

Chief Executive Officer	Chief Financial Officer
August 9, 2005	August 9, 2005